                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              RECKSON SERVICE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                        RECKSON SERVICE INDUSTRIES, INC.

                             10 EAST 50(TH) STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 24, 1999

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Reckson Service Industries, Inc. (the "Company" or "RSI") will be held on June 24, 1999 at 9:30 a.m. at 395 North Service Road, Melville, New York, for the following purposes:

    1. To elect two Class I directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999;

    3.  To approve the 1999 Stock Option Plan; and

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on April 19, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MITCHELL D. RECHLER
                                          SECRETARY

New York, New York
April 30, 1999

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        RECKSON SERVICE INDUSTRIES, INC.
                             10 EAST 50(TH) STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 24, 1999

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reckson Service Industries, Inc. (the "Company" or "RSI") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on June 24, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (1) the election of two Class I directors of the Company, (2) to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999, (3) to approve the 1999 Stock Option Plan and (4) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 10, 1999. The Board of Directors has fixed the close of business on April 19, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 24,686,834 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

    The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is sufficient for the election of Class I directors, and the affirmative vote of the Holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for each of the ratification of the Company's auditors, the approval of the 1999 Stock Option Plan, and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Delaware law, abstentions and broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will not be counted as votes cast and will have no effect on the results of the votes.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 AND FOR THE APPROVAL OF THE 1999 STOCK OPTION PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 1998 Annual Report, including financial statements for the fiscal year ended December 31, 1998, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of eight members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

    At the Annual Meeting, two directors will be elected to serve until the 2002 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Mr. Scott H. Rechler and Mr. Paul F. Amoruso to serve as Class I directors (the "Nominees"). Each of the Nominees is currently serving as a Class I director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

    The following table and biographical descriptions set forth certain information with respect to the two Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2000 and 2001 and the executive officers of the Company, based upon information furnished to the Company by each director and executive officer.

                                                                                          AMOUNT AND NATURE
                                                                                            OF BENEFICIAL
                                                                              DIRECTOR       OWNERSHIP OF      PERCENT OF
NAME                                                                AGE         SINCE      COMMON STOCK(1)      CLASS(2)
--------------------------------------------------------------      ---      -----------  ------------------  -------------
CLASS I NOMINEES FOR ELECTION AT 1999 ANNUAL MEETING (TERM TO
  EXPIRE IN 2002)
Scott H. Rechler..............................................          31         1998         1,869,994(3)          7.4%
Paul F. Amoruso...............................................          38         1998             1,000(4)            *

CLASS II CONTINUING DIRECTORS (TERM EXPIRES IN 2000)
Michael Maturo................................................          37         1998         1,042,872(5)          4.1%
Mitchell D. Rechler...........................................          39         1998         1,589,623(6)          6.4%
Roger M. Rechler..............................................          57         1998         1,267,751(7)          5.1%

CLASS III CONTINUING DIRECTORS (TERM EXPIRES IN 2001)
Donald J. Rechler.............................................          63         1998         1,623,360(8)          6.4%
Gregg M. Rechler..............................................          32         1998         1,316,197(9)          5.3%
Ronald Cooper.................................................          60         1999             3,000(10)           *

------------------------

  * Less than one percent.

 (1) All information has been determined as of April 19, 1999. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days. See "Executive Compensation" for a discussion of the vesting of stock options granted to directors and officers.

 (2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

 (3) Includes (a) 984,471 shares of Common Stock owned directly, (b) 116,200 shares of Common Stock owned through trusts, (c) 11,505 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 757,818 shares of Common Stock.

 (4) Represents options to purchase 1,000 shares of Common Stock.

 (5) Includes (a) 395,877 shares of Common Stock owned directly and (b) options to purchase 646,995 shares of Common Stock.

 (6) Includes (a) 774,157 shares of Common Stock owned directly, (b) 455,672 shares of Common Stock owned through trusts, (c) 36,297 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 323,497 shares of Common Stock.

 (7) Includes (a) 520,392 shares of Common Stock owned directly, (b) 331,585 shares of Common Stock owned through trusts, (c) 92,277 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 323,497 shares of Common Stock.

 (8) Includes (a) 448,181 shares of Common Stock owned directly, (b) 300,000 shares of Common Stock owned through trusts, (c) 117,361 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 757,818 shares of Common Stock.

 (9) Includes (a) 865,077 shares of Common Stock owned directly, (b) 116,201 shares of Common Stock owned through trusts, (c) 11,422 shares of Common Stock owned through corporations and partnerships and (d) options to purchase 323,497 shares of Common Stock.

(10) Includes (a) 2,000 shares of Common Stock owned directly and (b) options to purchase 1,000 shares of Common Stock, which is subject to stockholder approval of the 1999 Stock Option Plan.

CLASS I NOMINEES FOR ELECTION AT 1999 ANNUAL MEETING--TERM TO EXPIRE IN 2002

    SCOTT H. RECHLER serves as the President, Chief Executive Officer and a Director of RSI. Mr. Rechler also serves as President, Chief Operating Officer and a Director of Reckson Associates Realty Corp. ("Reckson"). Mr. Rechler has been employed at Reckson since 1989. He is responsible for day-to-day operations and for directing RSI's corporate policy. Prior to the initial public offering of Reckson (the "Reckson IPO"), he directed the financing of approximately $200 million of mortgage debt and the acquisition of property having a value in excess of $100 million for Reckson. He is a member of the Board of Directors of the Long Island Children's Museum. Mr. Rechler is a graduate of Clark University and received a Masters Degree in Finance with a specialization in real estate from New York University. He is the son of Roger Rechler and the brother of Gregg Rechler.

    PAUL F. AMORUSO serves as a Director of RSI. Since 1983, Mr. Amoruso has been the President of Oxford & Simpson Realty, Inc. of Jericho, New York. Prior to that time, he was President of Lanstar International Realty, Inc., a real estate advisory services firm. Mr. Amoruso is a member of the Board of Directors of the Nature Conservancy and has been appointed to the Task Force of the Empire State Development Corp. He is a co-founder of the Long Island Commercial Industrial Brokers Society and is a licensed real estate broker in New York and Connecticut.

CLASS II CONTINUING DIRECTORS--TERM EXPIRES IN 2000

    MICHAEL MATURO serves as an Executive Vice President, Chief Financial Officer and Treasurer of RSI, and also serves as a Director of RSI. He is responsible for the Company's financing and capital markets activities and the supervision of all financial, treasury, tax and reporting functions, as well as investor relations. Mr. Maturo also serves in a similar executive capacity for Reckson. During his tenure at Reckson, Mr. Maturo has led efforts to raise approximately $800 million in six common stock offerings, $300 million in two preferred stock offerings and $1 billion in several public and private unsecured debt transactions. Prior to joining Reckson, Mr. Maturo was a Senior Manager at E&Y Kenneth Leventhal Real Estate Group (formerly Kenneth Leventhal & Company), a public accounting and consulting firm. He specialized in diverse phases of real estate finance including corporate and property debt financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall University with a degree in accounting and finance and is a certified public accountant.

    MITCHELL D. RECHLER serves as Secretary and as a Director of RSI and is a member of the Management Advisory Committee. Mr. Rechler also serves as an Executive Vice President and a Director of Reckson and is President of Reckson Management Group, Inc. (the "Management Company"). From 1981 to 1985, he was employed by Reckson in various non-supervisory roles, including positions in property management, construction, acquisitions and space leasing. Since 1986, Mr. Rechler has served as an Executive Vice President of Reckson, responsible for all leasing activities including the coordination of leasing and marketing strategies and overseeing tenant relations. Mr. Rechler has served as President of the Management Company since its organization in 1991. Mr. Rechler serves on the Executive Committee of the Children's Medical Fund of Schneider Children's Hospital of Long Island Jewish Medical Center and as a member of the Board of Directors of the Long Island Friends of the Arts. He is a graduate of Emory University. He is the son of Donald Rechler.

    ROGER M. RECHLER serves as a Director of RSI and is a member of the Management Advisory Committee. Mr. Rechler also serves as Vice-Chairman of the Board and a Director of Reckson and as Executive Vice President of Development. Prior to the Reckson IPO, Mr. Rechler was a co-founder and general partner of Reckson Associates. Mr. Rechler is responsible for the supervision of development, property construction, architectural and design services, interior construction and property management for Reckson. Mr. Rechler attended the University of Miami. Mr. Rechler is the father of Scott Rechler and Gregg Rechler and the brother of Donald Rechler.

CLASS III CONTINUING DIRECTORS--TERM EXPIRES IN 2001

    DONALD J. RECHLER serves as Chairman of the Board and Director of RSI and Chairman of the Board, Chief Executive Officer and a Director of Reckson. Prior to the Reckson IPO, Mr. Rechler was a co-founder and general partner of Reckson Associates. He is a founder and former President and Chairman of the Association For A Better Long Island, a founder of the Long Island Commercial & Industrial Development Association, a member of the Board of Directors of the Development Division of North Shore Hospital, and a member of the Council of Overseers of Long Island University, C.W. Post College. Mr. Rechler is a graduate of the University of Miami. Mr. Rechler is the father of Mitchell Rechler and the brother of Roger Rechler.

    GREGG M. RECHLER serves as a Director of RSI and is a member of the Management Advisory Committee. Mr. Rechler also serves as an Executive Vice President and Secretary of Reckson and is President of Reckson Construction Group, Inc. (the "Construction Company"). Mr. Rechler is responsible for the construction, architectural and property management activities of Reckson. Since 1985, he has been employed by Reckson and certain affiliates. From 1985 to 1988, Mr. Rechler held non-supervisory roles in the construction and property management areas. Beginning in 1989, as an Executive Vice President of Reckson, he served as the person responsible for the construction of the Omni office building and supervised all construction aspects of this project. In 1991, he organized the Construction Company and has been responsible for its significant growth. Mr. Rechler is a member of the Board of Directors of the Long Island chapter of the Building Owners and Managers Association ("BOMA"). Mr. Rechler attended the New York Institute of Technology. He is the son of Roger Rechler and the brother of Scott Rechler.

    RONALD COOPER serves as a Director of RSI. Mr. Cooper was the Managing Partner of the Long Island office of Ernst & Young LLP, one of the "Big 5" accounting firms. A partner in that firm and its predecessors from 1973 through 1998, he held several positions including Partner-in-charge of the New York office's Privately Owned Business Group. Mr. Cooper is well known in the Long Island business community having served on numerous civic and charitable boards, including the Long Island Association where he was Treasurer for eight years. He has a significant contact base among the investment and banking communities and spent much of his career working with growth oriented companies. In 1999, Mr. Cooper co-founded LARC Strategic Concepts LLC, a management consulting firm serving emerging and early stage companies.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company is managed by an eight member Board of Directors. The Board of Directors held nine meetings during fiscal year 1998. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member during 1998.

    AUDIT COMMITTEE. The Audit Committee, which consists of Mr. Amoruso, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagements, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held its first meeting in March 1999.

    EXECUTIVE COMMITTEE. As of April 19, 1999, the Company does not have an Executive Committee.

    COMPENSATION COMMITTEE. The Compensation Committee, which consists of Donald J. Rechler, Scott H. Rechler and Paul F. Amoruso, makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's stock option plans. The Compensation Committee held four meetings during fiscal year 1998.

    The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the functions of such a committee.

DIRECTOR COMPENSATION

    Each of the non-employee directors of the Company receives an annual director's fee of $7,500. Each non-employee director also receives $500 for each regular quarterly meeting of the Board of Directors attended, $500 for each special meeting of the Board of Directors attended, $500 for each special telephonic meeting of the Board of Directors participated in and $500 for each committee meeting attended. Each non-employee director appointed or elected for the first time receives an initial option to purchase 1,000 shares of Common Stock at the market price of the Common Stock on the date of grant. In addition, following each annual meeting of stockholders each of the Company's non-employee directors will receive an option to purchase 500 shares of Common Stock at the market price of the Common Stock on the date of grant. All options granted to non-employee directors vest on the date of grant. On August 4, 1998, Mr. Amoruso was granted an option to purchase 1,000 shares of Common Stock at $2.00 per share. On March 24, 1999, Mr. Cooper was granted an option to purchase 1,000 shares of Common Stock at $4.625 per share.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since the Company's formation in July 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Ernst & Young LLP also serves as the independent auditors of Reckson. Mr. Cooper was a partner of Ernst & Young LLP and certain of its predecessors from 1973 through 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

    The Company does not have employment agreements with any executive officer and does not currently contemplate paying a base salary to any executive officer who is also an executive officer of Reckson for his services in such capacity, although options have been, and in the future may be, granted to executive officers, and it is contemplated that such executives will receive other compensation including annual performance bonuses. The Company did not pay any compensation prior to 1998.

    The following table sets forth information regarding the compensation awarded for the past fiscal year to Scott H. Rechler, the President and Chief Executive Officer of the Company (the "Named Executive Officer"). The Company did not pay a total annual salary and bonus in excess of $100,000 to any executive officer of the Company for the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                     RESTRICTED
                                                              SALARY      BONUSES       STOCK       LONG TERM    ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR         ($)         ($)     GRANTS(#)(2)     OPTIONS        ($)
-----------------------------------------------  ---------  -----------  ---------  -------------  -----------  -----------
Scott H. Rechler...............................
  President and Chief Executive Officer               1998          --   $  22,500(1)      75,000     757,818           --

------------------------

(1) Represents a grant of 50,000 shares of common stock in OnSite Access, Inc. ("OnSite"), a privately-held company which is approximately 33% owned by the Company, at a price of $0.45 per share. Mr. Scott H. Rechler did not receive cash compensation from the Company in respect of 1998.

(2) Represents an award of restricted Common Stock of the Company at a price of $4.625 per share, the closing price on the date of grant. See "Report on Executive Compensation" for the terms of the restricted stock award, which is subject to stockholder approval of the 1999 Stock Option Plan.

                       OPTION GRANTS FOR FISCAL YEAR 1998

                                                                                                POTENTIAL REALIZABLE
                                              PERCENT OF                                               VALUE
                                                 TOTAL                                        AT ASSUMED ANNUAL RATES
                                 NUMBER OF      OPTIONS                                        OF COMMON STOCK PRICE
                                  SHARES      GRANTED TO    EXERCISE PRICE                    APPRECIATION FOR OPTION
                                UNDERLYING     EMPLOYEES     PER SHARE OF                             TERM(1)
                                  OPTIONS         FOR           COMMON                        ------------------------
NAME                              GRANTED     FISCAL YEAR      STOCK(2)      EXPIRATION DATE      5%          10%
------------------------------  -----------  -------------  ---------------  ---------------  ----------  ------------
Scott H. Rechler..............     128,341           3.4%      $    1.10          1/10/2008   $   88,555  $    224,597
                                   629,477          16.4%      $    1.04          3/30/2008   $  409,160  $  1,044,932

------------------------

(1) Potential Realizable Value is based on the assumed annual growth rates shown over their 10-year option term. For example, a 5% growth rate, compounded annually, for Scott H. Rechler's grants results in stock prices of $1.79 per share and $1.69 per share, respectively, and a 10% growth rate, compounded annually, results in stock prices of $2.85 per share and $2.70 per share, respectively. These Potential Realizable Values are listed to comply with the regulations of the SEC, and the Company cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

(2) The option grants were granted prior to the spin-off distribution of the Company's shares and prior to the existence of any trading market and were based upon the value which the Company's board of directors determined represented the fair value as of the date of grant.

    No options were exercised by the Named Executive Officer in 1998. The following table sets forth the value of options held at the end of 1998 by the Named Executive Officer.

                 AGGREGATED FISCAL YEAR-END 1998 OPTION VALUES

                                                              NUMBER OF SHARES UNDERLYING
                                                                UNEXERCISED OPTIONS AT      VALUE OF UNEXERCISED
                                                                        FISCAL             IN-THE-MONEY OPTIONS AT
                                                                    YEAR-END(#)(1)          FISCAL YEAR-END($)(2)
NAME                                                           EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------------------------------------------  ---------------------------  -----------------------
Scott H. Rechler............................................            757,818/0              $  2,330,168/$0

------------------------

(1) The value of unexercised in-the-money options at fiscal year-end based on the fair market value of Common Stock of $4.125 per share, as of December 31, 1998.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    As of April 19, 1999, the Company has not entered into any employment agreement or severance agreement with the Named Executive Officer.

REPORT ON EXECUTIVE COMPENSATION

    The following is a report by the Company's Compensation Committee regarding the Company's executive compensation objectives, executive compensation program and the compensation of the Company's chief executive officer:

    EXECUTIVE COMPENSATION OBJECTIVES. The objective of the Company's executive compensation program is to attract, retain and motivate talented executives who will maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of the Company's stockholders by linking a portion of executive compensation directly to increases in stockholder value. The

Company seeks to provide total compensation to its executive officers which is competitive with total compensation paid by companies similar to RSI.

    PROCEEDINGS OF THE COMPENSATION COMMITTEE. The Compensation Committee determines compensation for the Company's executive officers and is comprised of three directors, Scott H. Rechler, Donald J. Rechler and Paul F. Amoruso. Final compensation determinations for each fiscal year will generally be made after the end of the fiscal year. At that time, base salaries for the following fiscal year will be set, cash or other bonuses, if any, will be determined for the past year's performance, and option grants, if any, will generally be made.

    In determining compensation for the Named Executive Officer and the other executive officers of the Company for the fiscal year ended December 31, 1998, the Compensation Committee noted several factors, including the Company's operating performance for the 1998 fiscal year. The Compensation Committee also considered the efforts of the Named Executive Officer and the other executive officers in carrying out the Company's business plan. In addition, the Compensation Committee considered the performance of its Common Stock relative to other service companies as well as the market in general.

    The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of the chief executive officer, Mr. Scott H. Rechler abstained from the discussions.

    The following is a discussion of each element of the Company's executive compensation:

    ANNUAL BASE SALARY. For the fiscal year ended December 31, 1998, the Company did not pay a base salary to any executive officer of the Company.

    ANNUAL INCENTIVES. Annual incentives may be provided in the form of cash bonuses or unrestricted stock award bonuses to be paid if certain performance objectives are achieved. Bonuses may also be subject to adjustment based upon the Compensation Committee's evaluation of an executive's personal performance. For the fiscal year ended December 31, 1998, the Company did not award a cash bonus to any executive officer of the Company.

    LONG-TERM INCENTIVES. Long-term incentives may be provided through a variety of means, including the grant of stock options, restricted stock awards and stock loans. These awards are intended to align the executive's long-term objectives with those of the Company's stockholders. The grant of stock options, restricted stock awards and stock loans are made under the Company's stock option plans which are administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom awards are made and the terms and conditions of the awards. Awards granted in March 1999 in respect of 1998 to Mr. Scott H. Rechler and certain senior officers of the Company were granted under the 1999 Stock Option Plan, subject to the approval of the 1999 Stock Option Plan by the Company's stockholders at the Annual Meeting. If the 1999 Stock Option Plan is not approved by stockholders at the meeting, the awards conditionally granted in March 1999 will be rescinded. The Compensation Committee is not precluded, however, from granting additional or alternative awards to such persons.

    1998 CHIEF EXECUTIVE OFFICER COMPENSATION. Scott H. Rechler did not receive a base salary or a cash bonus for the fiscal year ended December 31, 1998.

    In March 1999, the Compensation Committee awarded Scott H. Rechler 50,000 shares of common stock of OnSite Access, Inc., at a value of $0.45 per share. The Compensation Committee also awarded Scott H. Rechler 75,000 shares of Common Stock of RSI with an aggregate value of $346,875 in respect of the fiscal year ended December 31, 1998 (the "RSI Stock Award"). The RSI Stock Award vests six months after the date of grant. Mr. Scott H. Rechler will also receive tax payments in respect of the OnSite and RSI stock awards.

    As a long-term incentive, in 1998 the Company granted Scott H. Rechler options to purchase a total of 757,818 shares of the Company's Common Stock.

    In approving these awards the Compensation Committee considered the same factors it considered in determining annual and long-term incentives, including the retention of the chief executive officer.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on the Company's federal tax return of compensation over $1 million to the Named Executive Officer of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related and non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 1998 that would be subject to the limitations set forth in section 162(m).

                                          Submitted by the Compensation
                                          Committee
                                          of the Board of Directors:
                                          Donald J. Rechler
                                          Scott H. Rechler
                                          Paul F. Amoruso

                            STOCK PERFORMANCE GRAPH

    The following graph provides a comparison of the cumulative total stockholder return on the Common Stock for the period from June 8, 1998 (the date upon which the Company's Common Stock began trading) to December 31, 1998 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the Russell 2000 Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock on June 8, 1998 and in the S&P 500 and the Russell 2000 Index on June 8, 1998 and (ii) reinvestment of dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            RECKSON SERVICE INDUSTRIES
                       INC.               RUSSELL 2000   S&P 500
6/8/98                               100           100        100
6/30/98                              120           100        102
9/30/98                               85            80         91
12/31/98                             150            92        110

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for
(i) each stockholder of the Company holding more than a 5% beneficial interest in the Company and (ii) the directors and executive officers of the Company as a group. Stock ownership of the Directors and executive officers of the Company appears under the heading "Information Regarding Nominees and Directors" in this Proxy Statement.

                                                                                           SHARES OF COMMON
                                                                                       STOCK BENEFICIALLY OWNED
                                                                                        AS OF APRIL 19, 1999(1)
                                                                                    -------------------------------
NAME OF BENEFICIAL OWNERS                                                             NUMBER    PERCENT OF TOTAL(2)
----------------------------------------------------------------------------------  ----------  -------------------
Cohen & Steers Capital Management, Inc.(3)........................................   2,783,916           11.28%
LaSalle Advisors Capital Management, Inc. and ABKB/LaSalle Securities Limited
  Partnership(4)..................................................................   1,555,992            6.30%
Gotham Partners, L.P., Gotham Partners III, L.P. and Gotham International
  Advisors, L.L.C.(5).............................................................   1,278,316            5.18%
All directors and executive officers as a group (8 persons).......................   8,713,797           31.32%

------------------------

(1) All information has been determined as of April 19, 1999. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that person has the right to acquire pursuant to the exercise of stock options within 60 days. See "Executive Compensation" for a discussion of the vesting of stock options granted to officers.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percent ownership of any other person.

(3) This information is based upon information reported by the stockholder in filings made with the SEC. The address of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017.

(4) This information is based upon information reported by the stockholder in filings made with the SEC. LaSalle Advisors Capital Management, Inc. ("LaSalle") beneficially owns 674,460 shares of Common Stock of the Company (2.7% of the total Common Stock outstanding) and ABKB/LaSalle Securities Limited Partnership ("ABKB"), a subsidiary of LaSalle, beneficially owns 881,532 shares of Common Stock of the Company (3.6% of the total Common Stock outstanding). The address of both LaSalle and ABKB is 200 East Randolph Drive, Chicago, Illinois 60601.

(5) This information is based upon information reported by the stockholders in filings made with the SEC. Gotham Partners, L.P. ("Gotham"), Gotham Partners III, L.P. ("Gotham III") and Gotham International Advisors, L.L.C. ("Gotham Advisors") filed a joint acquisition statement with the SEC pursuant to Rule 13d-1(f)1. Gotham beneficially owns 520,521 shares of Common Stock of the Company (2.11% of the total Common Stock outstanding), Gotham III beneficially owns 83,259 shares of Common Stock of the Company (.34% of the total Common Stock outstanding) and Gotham Advisors beneficially owns 674,536 shares of Common Stock of the Company (2.73% of the total Common Stock outstanding). The business address of Gotham, Gotham Advisors and Gotham III is 110 East 42(nd) Street, 18(th) Floor, New York, NY 10017.

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied during 1998, except that Paul Amoruso, an independent director of the Company, was granted 1,000 options to buy shares of common stock of the Company on August 4, 1998 and did not file such a report until December 15, 1998 and that MDM Partnership, of which Mitchell Rechler and Donald Rechler, directors of the Company, are partners, purchased 100,000 shares of Common Stock of the Company on September 18, 1998 and Mitchell Rechler and Donald Rechler did not file such reports signifying their interests in MDM Partnership until February 10, 1999. Additionally, during 1998 Donald Rechler purchased a total of 206,000 additional shares of Common Stock of the Company and did not file a report until February 10, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION AND EQUITY CAPITALIZATION OF RSI; OWNERSHIP OF RSI COMMON STOCK

    During 1998, Reckson Operating Partnership L.P. ("Reckson Operating Partnership") completed the spin-off distribution (the "Distribution") of the shares of the Company. Reckson Operating Partnership and RSI have entered into an intercompany agreement (the "Intercompany Agreement") to formalize their relationship and to limit conflicts of interest.

    Due to considerations relating to Reckson's status as a REIT under Federal tax laws, RSI was initially formed as a subsidiary in which Reckson Operating Partnership owned 95% of the outstanding capital stock in the form of non-voting common stock and Lightpost LLC owned the remaining 5% of the outstanding capital stock in the form of RSI Common Stock. Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger M. Rechler, Mitchell D. Rechler and Gregg M. Rechler and trusts controlled by certain of such persons owned 70% of the member interests of Lightpost LLC and the other 30% of the member interests was owned by members of Reckson management who were not executive officers or directors of Reckson and a Rechler family member who was not a member of Reckson management. The shares of capital stock of RSI owned by Reckson Operating Partnership and Lightpost LLC were issued by RSI on the same dates and at the same price of $1.10 per share. In connection with the Distribution, the shares of non-voting common stock owned by Reckson Operating Partnership were exchanged for shares of RSI Common Stock. RSI has granted the owners of Lightpost LLC certain registration rights in respect of their RSI Common Stock.

    Immediately following the Distribution, RSI granted holders of RSI Common Stock subscription rights to purchase up to an aggregate of approximately 20,557,130 shares of RSI Common Stock (the "Rights Offering"). In connection with the Rights Offering, RSI entered into a standby purchase agreement (the "Standby Agreement") with RSI Standby LLC (the "Standby Purchaser") pursuant to which the Standby Purchaser agreed to purchase at a price equal to the exercise price in the Rights Offering (I.E., $1.03 per share), any and all shares of RSI Common Stock that were the subject of subscription rights in the Rights Offering but were not subscribed for by the termination of the Rights Offering (the "Standby Commitment Shares"). The members of the Standby Purchaser included Donald J. Rechler, Scott H. Rechler, Michael Maturo, Roger M. Rechler, Mitchell
D. Rechler, Gregg Rechler and certain other employees of Reckson and family members of the foregoing persons. The Company entered into the Standby Agreement to provide assurance that the Company would, with the sale of the Standby Commitment Shares, sell all of the shares of RSI Common Stock that were the subject of subscription rights in the Rights Offering and thereby achieve its stated purposes.

    As of March 10, 1999, Donald J. Rechler, Scott H. Rechler, Michael Maturo, Gregg Rechler, Mitchell D. Rechler and Roger Rechler, each of whom serves as a director and/or officer of RSI, serves as an officer and, in certain cases, a director of Reckson, and collectively own approximately 14.3% of Reckson's outstanding common stock (assuming the exercise of vested stock options and the exchange of operating partnership units in Reckson Operating Partnership for shares of common stock of Reckson).

    In June 1998, Reckson Operating Partnership established a credit facility with RSI (the "RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. As of December 31, 1998, borrowings under the RSI Facility aggregated $33.7 million.

    In addition, during 1998 Reckson Operating Partnership approved the funding of investments of up to $100 million in connection with Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital fund formed and managed by a subsidiary of the Company (the "RSVP Commitment"). The RSVP Commitment may be funded through either REIT-qualified investments made by Reckson Operating Partnership in RSVP-controlled joint ventures or advances made to RSI under a credit facility with terms similar to the RSI Facility. As of December 31, 1998, Reckson Operating Partnership had made advances under the RSVP Commitment aggregating approximately $17.3 million, including the investment in Dominion Group LLC ("Dominion") described below.

JOINT VENTURES BETWEEN RSVP AND RECKSON OPERATING PARTNERSHIP

    In July 1998, Reckson Operating Partnership made a joint venture investment with RSVP in Dominion. Dominion owns and develops correctional facilities and government office buildings. The total capital commitment made to Dominion by the joint venture with RSVP aggregated $100 million, of which Reckson Operating Partnership committed $25 million. As of December 31, 1998, Reckson Operating Partnership had invested approximately $10.1 million into such joint venture under the RSVP Commitment and RSI had invested $2.9 million.

LEASE OF CORPORATE OFFICES

    The Company leases 2,018 square feet of office space at its corporate offices located at 225 Broadhollow Road, Melville, New York 11747, at an annual base rent of approximately $48,000 from a partnership in which Donald Rechler, Mitchell Rechler, Roger Rechler and trusts established for Rechler family members maintain an equity interest.

GENERAL AND ADMINISTRATIVE EXPENSES

    RSI reimburses Reckson Operating Partnership for certain general and administrative expenses (including payroll expenses and office space) incurred by Reckson Operating Partnership for RSI's benefit. During 1998, RSI reimbursed Reckson Operating Partnership approximately $400,000 for such expenses.

               PROPOSAL 3: APPROVAL OF THE 1999 STOCK OPTION PLAN

    The 1998 Stock Option Plan was previously adopted in order to provide a means for the Company to implement its long-term incentive program for executive officers and directors, as well as to provide incentives for other officers and employees. The Company's objective in providing these incentives is to attract, retain and motivate talented persons who will maximize stockholder value. In this regard, the Company has sought to provide incentives for persons employed by the Company in granting awards under the 1998 Stock Option Plan. The 1998 Stock Option Plan provides for the grant of awards under such plan (including the grant of stock options and restricted and unrestricted shares of Common Stock) in respect of up to an aggregate of 3,700,376 shares of Common Stock. As of April 19, 1999, awards had been granted (and not relinquished) under the 1998 Stock Option Plan in respect of 3,700,376 shares of Common Stock. Of this amount, awards in respect of 2,942,558 shares of Common Stock were issued to persons other than the Named Executive Officer.

    The Company has also adopted the 1998 Employee Stock Option Plan. The 1998 Employee Stock Option Plan provides for the grant of awards under such plan (including the grant of stock options and restricted and unrestricted shares of Common Stock) in respect of up to an aggregate of 100,000 shares of Common Stock. Options granted under the 1998 Employee Stock Option Plan may be granted, at the discretion of the Board of Directors, to officers, directors (excluding non-employee directors) and key employees of the Company. As of April 19, 1999, awards had been granted under the 1998 Employee Stock Option Plan in respect of 31,165 shares of Common Stock.

    In March 1999, the Board of Directors approved the adoption of the 1999 Stock Option Plan. The following is a description of the 1999 Stock Option Plan:

    The 1999 Stock Option Plan will be administered by the Compensation Committee. Officers and key employees of the Company and its subsidiaries generally will be eligible to participate in the 1999 Stock Option Plan. The 1999 Stock Option Plan will provide for the grant of awards under such plan (including the grant of stock options and restricted and unrestricted shares of Common Stock) in respect of up to an aggregate of 1,750,000 shares of Common Stock. Non-employee directors of the Company will receive an initial stock option grant to purchase 1,000 shares of Common Stock upon appointment as a director and annual stock option grants to purchase 500 shares of Common Stock under the 1999 Stock Option Plan.

    The Stock Option Plan authorizes (i) the grant of stock options that qualify as incentive stock options under section 422 of the Code ("ISOs"), (ii) the grant of stock options that do not so qualify ("NQSOs"), (iii) the grant of shares of Common Stock subject to certain restrictions on transfer and certain risks of forfeiture ("Restricted Stock"), (iv) the grant of stock options in lieu of cash Directors' fees and employee bonuses, (v) grants of unrestricted shares of Common Stock in lieu of cash compensation and (vi) the making of loans to acquire shares of Common Stock in lieu of compensation. The exercise price of stock options is determined by the Compensation Committee and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date of grant; however, the exercise price generally may not be less than 100% of the fair market value of such shares on the date of grant in the case of ISOs and in the case of the options automatically granted to non-employee directors.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 STOCK OPTION PLAN. The following is a brief summary of the principal Federal income tax consequences of awards under the 1999 Stock Option Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    A participant is not subject to Federal income tax either at the time of grant or at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the Common Stock and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of Common Stock acquired through the exercise of an ISO in a "disqualifying disposition" (I.E., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the Common Stock to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such Common Stock, and such gain will be taxable as gain from the sale of a capital asset.

    The Company will not receive any tax deduction on the exercise of an ISO or, if the above holding period requirements are met, on the sale of the underlying Common Stock. If there is a disqualifying disposition (I.E., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the Common Stock at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

    If NQSOs are granted to a participant, there are no Federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

    If a participant is granted unrestricted shares of Common Stock, such participant will have compensation income at the time of grant equal to the fair market value of such shares. The company will receive a tax deduction in the amount of the income recognized by the participant.

    A participant who is awarded Restricted Stock that is subject to a substantial risk of forfeiture (as defined in the Code) will not be taxed at the time of the grant unless the participant makes a special election under section 83(b) of the Code. Assuming that no such election is made, the Company will receive no tax deduction at the time of the grant. Upon the lapse of the substantial risk of forfeiture associated with the Restricted Stock, a participant will recognize ordinary income equal to the fair market value of the Restricted Stock at the time of the lapse. At the same time, the Company will receive a tax deduction in the amount of the ordinary income recognized by a participant.

    If a participant makes an election under section 83(b) of the Code or if the Restricted Stock is subject to restrictions that do not comprise a substantial risk of forfeiture, he or she will recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of the grant (determined without regard to any restrictions which may lapse). The Company will receive a tax deduction in the equal amount at the same time. No tax will be payable by a participant (and no additional deduction will be taken by the Company) upon lapse of restrictions.

    A participant who receives a Stock Loan generally will not be taxed at the time of the grant of such a Loan. Similarly, the Company will receive no tax deduction at the time of such Loan. Generally, any portion of a Stock Loan that is forgiven by the Company will be treated as ordinary compensation income in the year of forgiveness, and the Company will receive a tax deduction in equal amount at the same time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1999 STOCK OPTION PLAN.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

    For a proposal of a stockholder to be presented to an annual meeting, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act ("Rule 14a-8"), the Secretary of the Company must receive written notice thereof on or before the date specified in the Company's Bylaws, and the proponent or a representative of the proponent must attend the annual meeting. In addition, pursuant to Rule 14a-4 of the Exchange Act, if a stockholder failed to notify the Company at least 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting, management proxies are allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

    For a proposal of a stockholder to be presented to the Company's 2000 annual meeting of stockholders, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after March 26, 2000 and on or before

April 10, 2000, unless the 2000 annual meeting of stockholders is scheduled to take place before June 24, 2000. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 90th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: Reckson Service Industries, Inc., 10 East 50(th) Street, New York, New York 10022, Attn: Mitchell D. Rechler, Secretary.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                                                       Exhibit A


                        RECKSON SERVICE INDUSTRIES, INC.
                             1999 STOCK OPTION PLAN


ARTICLE 1.  GENERAL

         1.1. PURPOSE. The purpose of the Reckson Service Industries, Inc. 1999 Stock Option Plan (the "Plan") is to provide for a broad base of officers, directors and key employees, as defined in Section 1.3, of Reckson Service Industries, Inc. (the "Company") and certain of its Affiliates (as defined below) an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute performance-based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         1.2.     ADMINISTRATION.

         (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors, or by the Board. It is intended that from and after the initial public offering of Common Stock, the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")) and "outside directors" (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

         (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The Committee shall have no authority to interpret or administer Article 5 of the Plan or to take any action with respect to any awards thereunder.

         (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

         (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

         (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board.

         1.3. PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to such officers, directors and key employees ("key personnel") of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select. No member of the Board who is not an officer or employee of the Company or an Affiliate (an "Independent Director") shall be eligible to receive any Awards under the Plan, except for non-qualified stock options granted automatically under the provisions of Article 5 of the Plan.

         1.4.     TYPES OF AWARDS UNDER PLAN.

         (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) restricted stock awards, and (iii) unrestricted stock awards in lieu of cash compensation, all as more fully set forth in Articles 2 and 3.

         (b) Options granted under the Plan may be either (i) "nonqualified" stock options ("NQSOs") or (ii) options intended to qualify for incentive stock option treatment described in Section 422 of the Internal Revenue Code of 1986 (the "Code") ("ISOs"). Grants of options made under the Plan may also be made in lieu of cash fees otherwise payable to Directors of the Company or cash bonuses payable to employees of the Company or any Affiliate.

         (c) All options when granted are intended to be NQSOs, unless the applicable Plan agreement explicitly states that the option is intended to be an ISO. If an option is intended to be an ISO, and if for any reason such option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a NQSO appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to NQSOs.

         1.5.     SHARES AVAILABLE FOR AWARDS.

         (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan, shall equal the excess (if any) of 1,750,000 shares of Common Stock, over (i) the number of shares of Common Stock subject to outstanding awards under the Plan, (ii) the number of shares in respect of which options have been exercised, or grants of restricted or unrestricted Common Stock have been made pursuant to the Plan, and (iii) the number of shares issued subject to forfeiture restrictions which have lapsed. In any year, a person eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 1,000,000 shares of Common Stock.

         In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of the following shares of Common
Stock: shares covered by previously-granted awards that have expired, terminated or been cancelled for any reason whatsoever (other than by reason of exercise or vesting).

         (b) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock, or shares of Common Stock purchased on the open market or from shareholders of the Company for such purpose.

         (c) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made.

         1.6.     DEFINITIONS OF CERTAIN TERMS.

         (a) The term "Affiliate" as used herein means RSI Fund Management, LLC, RSVP Holdings, LLC and Reckson Strategic Venture Partners, LLC, and any person or entity as subsequently approved by the Board which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         (b) The term "Cause" shall mean a finding by the Committee that the recipient of an award under the Plan has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Company or its Affiliates; (ii) defaulted in the performance of his material duties to the Company or its Affiliates and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or its Affiliates, which act has had a material and adverse impact on the financial affairs of the Company or its Affiliates; or
(iv) been convicted of a felony or committed a material act of common law fraud against the Company, its Affiliates or their employees and such act or conviction has, or the Committee reasonably determines will have, a material adverse effect on the interests of the Company or its Affiliates.

         (c) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

         (d) The "fair market value" (or "FMV") as of any date and in respect of any share of Common Stock shall be:

                    (i) if the Common Stock is listed for trading on the New
                  York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

                   (ii) if the Common Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, on which the largest number of shares of Common Stock have been traded in the aggregate on the preceding twenty trading days, or if no such reported sale of the Stock shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS, as the case may be; or

                  (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or

                  (iv) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS or NASDAQ generally, the average of the closing bid and asked prices as reported on the OTC Bulletin Board or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

         1.7.     AGREEMENTS EVIDENCING AWARDS.

         (a) Options and restricted stock awards granted under the Plan shall be evidenced by written agreements. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan Agreements."

         (b) Each Plan agreement shall set forth the number of shares of Common Stock subject to the award granted thereby.

         (c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. Except as otherwise provided in Sections 2.6 and 5.1, the option exercise price per share may be less than, equal to or greater than the fair market value of a share of Common Stock on the date the option is granted.

ARTICLE 2.  STOCK OPTIONS

         2.1.     OPTION AWARDS.

         (a) GRANT OF STOCK OPTIONS. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

         (b) DIVIDEND EQUIVALENT RIGHTS. To the extent expressly provided by the Committee at the time of the grant, each NQSO granted under this Section 2.1 shall also generate Dividend Equivalent Rights ("DERs"), which shall entitle the grantee to receive an additional share of Common Stock for each DER received upon the exercise of the NQSO, at no additional cost, based on the formula set forth herein. As of the last business day of each calendar quarter, the amount of dividends paid by the Company on each share of Common Stock with respect to that quarter shall be divided by the FMV per share to determine the actual number of DERs accruing on each share subject to the NQSO. Such amount of DERs shall be multiplied by the number of shares covered by the NQSO to determine the number of DERs which accrued during such quarter. The provisions of this Section 2.1(b) shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

         FOR EXAMPLE. Assume that a grantee holds a NQSO to purchase 600 shares of Common Stock. Further assume that the dividend per share for the first quarter was $0.10, and that the FMV per share on the last business day of the quarter was $20. Therefore, .005 DER would accrue per share for that quarter and such grantee would receive three DERs for that quarter (600 X .005). For purposes of determining how many DERs would accrue during the second quarter, the NQSO would be considered to be for 603 shares of Common Stock.

         2.2. EXERCISABILITY OF OPTIONS. Subject to the other provisions of the
Plan:

         (a) EXERCISABILITY DETERMINED BY PLAN AGREEMENT. Each Plan agreement shall set forth the period during which and the conditions subject to which the option shall be exercisable (including, but not limited to vesting of such options), as determined by the Committee in its discretion.

         (b) PARTIAL EXERCISE PERMITTED. Unless the applicable Plan agreement otherwise provides, an option granted under the Plan may be exercised from time to time as to all or part of the full number of shares for which such option is then exercisable, in which event the DERs relating to the portion of the option being exercised shall also be exercised.

         (c) NOTICE OF EXERCISE; EXERCISE DATE.

                  (i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.4.

                  (ii) Unless the applicable Plan agreement otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option shall be the date the Company receives such written notice of exercise and payment.

         2.3. LIMITATION ON EXERCISE. Notwithstanding any other provision of the Plan, no Plan agreement shall permit an ISO to be exercisable more than 10 years after the date of grant.

         2.4.     PAYMENT OF OPTION PRICE.

         (a) TENDER DUE UPON NOTICE OF EXERCISE. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased.

         (b) MANNER OF PAYMENT. Payment of the option exercise price shall be made in any combination of the following:

                  (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

                  (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

                  (iii) with the consent of the Committee in its sole discretion, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under
                  Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

                  (iv) with the consent of the Committee in its sole discretion, by the full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code Section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine; and

                  (v) by withholding shares of Common Stock from the shares otherwise issuable pursuant to the exercise.

         (c) CASHLESS EXERCISE. Payment in accordance with Section 2.4(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Act and does not require any Consent (as defined in Section 4.2).

         (d) ISSUANCE OF SHARES. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

         2.5. Default Rules Concerning Termination of Employment.

         Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

         (a) GENERAL RULE. All options granted to a grantee shall terminate upon the grantee's termination of employment for any reason except to the extent post-employment exercise of the option is permitted in accordance with this
Section 2.5.

         (b) TERMINATION FOR CAUSE. All unexercised or unvested options granted to a grantee shall terminate and expire on the day a grantee's employment is terminated for Cause.

         (c) REGULAR TERMINATION; LEAVE OF ABSENCE. If the grantee's employment terminates for any reason other than as provided in subsection (b), (d) or (f) of this Section 2.5, any awards granted to such grantee which were exercisable immediately prior to such termination of employment may be exercised, and any awards subject to vesting may continue to vest, until the earlier of either: (i) 90 days after the grantee's termination of employment and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan agreement; provided that the Committee may, in its sole discretion, determine such other period for exercise in the case of a grantee whose employment terminates solely because the grantee's employer ceases to be an Affiliate or the grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (ii) the effect, if any, of any such leave on outstanding awards under the Plan.

         (d) RETIREMENT. If a grantee's employment terminates by reason of retirement (I.E., THE VOLUNTARY TERMINATION OF EMPLOYEE BY A GRANTEE AFTER ATTAINING THE AGE OF 55), the options exercisable by the grantee immediately prior to the grantee's retirement shall be exercisable by the grantee until the earlier of (i) 12 months after the grantee's retirement and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan agreement.

         (e) DEATH AFTER TERMINATION. If a grantee's employment terminates in the manner described in subsections (c) or (d) of this Section 2.5 and the grantee dies within the period for exercise provided for therein, the options exercisable by the grantee immediately prior to the grantee's death shall be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of subsections (c) or (d) of this Section 2.5.

         (f) DEATH BEFORE TERMINATION. If a grantee dies while employed by the Company or any Affiliate, all options granted to the grantee but not exercised before the death of the grantee, whether or not exercisable by the grantee before the grantee's death, shall immediately become and be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan agreement.

         2.6. SPECIAL ISO REQUIREMENTS. In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an ISO, (i) the Plan must be approved by the Company's shareholders in accordance with the requirements of Code Section 422(b) and (ii) the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. If an option granted under the Plan is intended to be an ISO, and if the grantee, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3.  RESTRICTED STOCK AND UNRESTRICTED STOCK AWARDS

         3.1.     RESTRICTED STOCK AWARDS.

         (a) GRANT OF AWARDS. The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such restricted stock awards may be made only in lieu of cash compensation and bonuses. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

         (b) PAYMENT. Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine. The Committee shall have the authority to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of a restricted stock award.

         (c) FORFEITURE UPON TERMINATION OF EMPLOYMENT. Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such unvested shares shall be returned to the Company.

         (d) ISSUANCE OF SHARES. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 4.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award.

         (e) GRANTEES' RIGHTS REGARDING RESTRICTED STOCK. Unless the applicable Plan agreement otherwise provides: (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan; and (ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

         3.2. UNRESTRICTED SHARES. The Committee may issue stock under the Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such unrestricted stock awards may be made only in lieu of cash compensation and bonuses.

ARTICLE 4.  MISCELLANEOUS

         4.1.     Amendment of the Plan; Modification of Awards.

         (a) PLAN AMENDMENTS. The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that (i) no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award and (ii) except as and to the extent otherwise permitted by Section 4.5 or 4.11, no such amendment shall cause the Plan to fail to satisfy any applicable requirement under Rule 16b-3 without stockholder approval.

         (b) AWARD MODIFICATIONS. Subject to the terms and conditions of the Plan (including Section 4.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award, provided, however, that no modification having a material adverse effect upon the interest of a grantee in an award shall be made without the consent of such grantee.

         4.2.     RESTRICTIONS.

         (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

         (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

         4.3. NONTRANSFERABILITY. Except as set forth in any Plan Agreement, no award granted to any grantee under the Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by the grantee.

         4.4.     WITHHOLDING TAXES.

         (a) Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

         (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

         4.5. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the maximum number of options which may be granted to any one person in any year, the number of shares of Common Stock subject to awards, the option exercise price of options theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each ISO granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an ISO within the meaning of Code Section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         4.6. RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

         4.7. NO RIGHTS AS A STOCKHOLDER. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

         4.8.     NATURE OF PAYMENTS.

         (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

         (b) No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

         (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercisability or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

         4.9. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 2.7(c).

         4.10. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         4.11.     REORGANIZATION.

         (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that his options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided that if, and to the extent that, the Committee takes such action with respect to the grantee's options not yet exercisable, the Committee shall also accelerate the dates upon which such options shall be exercisable. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

         (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 4.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

         4.12. SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

         4.13.    EFFECTIVE DATE AND TERM OF PLAN.

         (a) The Plan has been adopted and shall be effective as of March 24, 1999.

         (b) The Plan shall terminate as of March 24, 2009, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

         4.14. GOVERNING LAW. The Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

ARTICLE 5.  STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS

         5.1. AUTOMATIC GRANT OF OPTIONS. Each Independent Director appointed or elected for the first time shall automatically be granted a NQSO to purchase 1,000 shares of Common Stock on his date of appointment or election. Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders shall automatically be granted on such day NQSOs to acquire 500 shares of Common Stock; provided, however, that an Independent Director who is appointed or elected for the first time shall not be eligible to receive NQSOs pursuant to this sentence for the year of his initial appointment or election. The exercise price per share for the Common Stock covered by a NQSO granted pursuant to this Section 5.1 shall be equal to the FMV of the Common Stock on the date the NQSO is granted.

         5.2.     EXERCISE; TERMINATION; NON-TRANSFERABILITY

         (a) All NQSOs granted under this Article 5 shall be immediately exercisable. No NQSO issued under this Article 5 shall be exercisable after the expiration of ten years from the date upon which such NQSO is granted.

         (b) The rights of an Independent Director in a NQSO granted under this
Article 5 shall terminate twelve months after such Director ceases to be a Director of the Company or the specified expiration date, if earlier; provided, however, that such rights shall terminate immediately on the date on which an Independent Director ceases to be a Director by reason of termination of his directorship on account of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company.

         (c) No NQSO granted under this Article 5 shall be transferable by the grantee otherwise than by will or by the laws of descent and distribution, and such grantee shall be exercisable during the grantee's lifetime only by the grantee. Any NQSO granted to an Independent Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the grantee for the period of twelve months from the date of death or until the expiration of the stated term of the option, if earlier.

         (d) NQSOs granted under this Article 5 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by certified or official bank check payable to the Company. A grantee shall have the rights of a stockholder only as to shares acquired upon the exercise of a NQSO and not as to unexercised NQSOs.

         5.3. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock subject to awards and the option exercise price of NQSOs theretofore granted under this Article 5, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of

Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated.

         5.4 LIMITED TO INDEPENDENT DIRECTORS. The provisions of this Article 5 shall apply only to NQSOs granted or to be granted to Independent Directors, shall be interpreted as if this Article 5 constituted a separate plan of the Company and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any NQSO issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this
Article 5 shall govern the rights and obligations of the Company and Independent Directors respecting NQSOs granted or to be granted to Independent Directors. The provisions of this Article 5 shall not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules thereunder.

                        RECKSON SERVICE INDUSTRIES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 24, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints each of Scott H. Rechler and Paul F. Amoruso as proxies, with full power of substitution in each, to vote all shares of common stock, par value $0.01 per share (the "Common Stock"), of Reckson Service Industries, Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on June 24, 1999, at 9:30 A.M., Eastern Time, and at any adjournment thereof, on all matters set forth herein.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.

1.       ELECTION OF DIRECTORS:

         Nominees:         Scott H. Rechler and Paul F. Amoruso

                           [  ] FOR               [  ] WITHHELD

                           [  ]      INSTRUCTION: To withhold authority to vote
                                     for any individual nominee, write that
                                     nominee's name in the space provided below.

                                     -----------------------------------------

2. RATIFICATION of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999:

         [  ]  FOR         [  ]  AGAINST           [  ]  ABSTAIN

3.       APPROVAL of the 1999 Stock Option Plan:

         [  ]  FOR         [  ]  AGAINST           [  ]  ABSTAIN

4. GRANT AUTHORITY to vote upon such other matters as may properly come before the meeting, including the adjournment of meeting, as the proxies determine to be in the best interest of the Company:

         [  ]  FOR         [  ]  AGAINST           [  ]  ABSTAIN

                                         Dated:                          , 1999
                                               --------------------------

                                         --------------------------------------

                                         --------------------------------------
                                               Signature of Shareholder(s)

IMPORTANT: Please mark this Proxy, date, sign exactly as your name(s) appear(s), and return in the enclosed envelope. If shares are held jointly, signature need only include one name. Trustees and others signing in a representative capacity should so indicate.